UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1

to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 15, 2010

Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 Eighth Avenue
New York, New York 10011

(Address of principal executive offices, including zip code)
(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 is being filed in order to add Exhibit 99.2 to this Current Report and to incorporate it by reference into Item 1.02.
* * * * *

Item 1.02.	Termination of a Material Definitive Agreement.
     To the extent required by Item 1.02 of Form 8-K, the information contained or incorporated by reference in Item 8.01 of this Current Report is incorporated by reference in this Item 1.02. In addition, to the extent required by Item 1.02 of Form 8-K, the following are incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K:
•	the Indenture (the “Indenture”), dated as of August 30, 2005, between the Registrant (as successor to HLTH Corporation, which was formerly known as Emdeon Corporation and, prior to that, as WebMD Corporation) and The Bank of New York Mellon (formerly known as Bank of New York), as Trustee (incorporated by reference to Exhibit 4.1 to Amendment, filed November 9, 2005, to HLTH Corporation’s Current Report on Form 8-K filed on August 30, 2005);

•	the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of October 23, 2009, between the Registrant and The Bank of New York Mellon, as Trustee, to the Indenture (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated October 26, 2009) (the Indenture, as supplemented by the First Supplemental Indenture, being referred to as the “3 1/8% Notes Indenture”); and

•	the description of the Registrant’s 3 1/8% Convertible Notes due September 1, 2025 (the “3 1/8% Notes”) contained in Note 7 to the Consolidated Financial Statements included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009.
     On December 15, 2010, WebMD elected to redeem all of the outstanding 3 1/8% Notes. Following the completion of the redemption on December 30, 2010, WebMD issued a press release, a copy of which is filed as Exhibit 99.2 to this Current Report and which is incorporated by reference in this Item 1.02.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits. The following exhibits are filed herewith:

Exhibit
Number	Description
99.1*	Notice of Redemption, dated December 15, 2010

99.2	Press Release, dated December 30, 2010

*    Previously filed.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.
Dated: December 30, 2010	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description
99.1*	Notice of Redemption, dated December 15, 2010

99.2	Press Release, dated December 30, 2010

*    Previously filed.